Exhibit 99.1

Chapter 11 Bankruptcy Proceedings Converted to Chapter 7 Liquidation

HOUSTON, Oct. 20, 2020 /PRNewswire/ -- Yuma Energy, Inc. (OTC Pink: YUMAQ) ("Yuma" or the "Company"), together with its subsidiaries Yuma Exploration and Production Company, Inc., Davis Petroleum Corp., and The Yuma Companies, Inc. (collectively, the Company and the filing subsidiaries, the "Debtors"), announced today that its voluntary Chapter 11 petition for relief under the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court"), filed on April 15, 2020, has been converted to a Chapter 7 liquidation.

The Debtors intended to use the Chapter 11 process to implement the orderly liquidation of their assets in an effort to maximize values and recoveries for all stakeholders and subsequently obtained court approval to conduct an auction for all of their assets, which primarily consist of operating and non-operating interests in several properties located in Louisiana, Texas, Wyoming and Oklahoma (the "Properties").

Unfortunately, as a result of the severe downturn in commodity prices, multiple operating issues affecting production and operating costs, the inability of Debtors to conduct remedial well operations to maintain cash flows, general industry conditions and other factors, bids received for the Properties were minimal and the auction was canceled. Additionally, the secured creditor, YE Investment, LLC ("YEI") an affiliate of Red Mountain Capital Partners LLC and the Unsecured Creditors Committee ("UCC") were unable to resolve disputes. Subsequently, with the concurrence of YEI and the UCC, the Company engaged in discussions with a potential acquiror in an attempt to reorganize through a business sale. The potential acquiror terminated these discussions on October 13, 2020. Having no further viable options, the Bankruptcy Court issued an order approving the conversion of the Chapter 11 cases of the Debtors to Chapter 7 liquidations on October 19, 2020 Concurrent with the appointment of a Chapter 7 Trustee, Mr. Anthony C. Schnur (Yuma's Chief Restructuring Officer) and the Company's Directors will no longer control the Debtors, including any operation of the Debtors, the liquidation of assets, and the resolution of liabilities.

Please refer to our prior press releases and filings with the Securities and Exchange Commission for additional information related to the Company. In addition, copies of all documents filed in this case can be accessed at no charge through Stretto, the Debtors' claims & noticing agent (at https://cases.stretto.com/yumaenergy). For questions, Stretto can be contacted by email at TeamYumaEnergy@stretto.com or toll-free at 855-303-9310. Stretto cannot give legal or financial advice.

Going Concern
Due to the difficult financial circumstances, the Company has been unable to file an annual report on Form 10-K as of and for the year ended December 31, 2019 or its quarterly reports on Form 10-Q as of and for the quarters ended March 31, 2020 and June 30, 2020. The Company's audited consolidated financial statements for the year ended December 31, 2018 included a going concern qualification. The risk factors and uncertainties described in the Company's SEC filings for the year ended December 31, 2018 and subsequent quarters raised substantial doubt about the Company's ability to continue as a going concern. In connection with the Chapter 7 proceedings, the Company will no longer operate as a going concern.

About Yuma Energy, Inc.
Yuma Energy, Inc., a Delaware corporation, was an independent Houston-based exploration and production company focused on acquiring, developing and exploring for conventional and unconventional oil and natural gas resources. Historically, the Company's activities have focused on inland water and onshore properties, primarily located in central and southern Louisiana and southeastern Texas. Its common stock has traded on the over-the-counter, OTC Pink marketplace ("OTC Pink"), under the trading symbol "YUMAQ."

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any and all statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as "expects," "believes," "intends," "anticipates," "plans," "estimates," "potential," "possible," or "probable" or statements that certain actions, events or results are "expected" of "may," "will," "should," or "could" be taken, occur or be achieved. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially. The Company's annual report on Form 10-K for the year ended December 31, 2018, quarterly reports on Form 10-Q, reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that have or may have affected the Company's business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact
Carol Coale
Managing Director
Dennard Lascar Investor Relations
713-529-6600
ccoale@dennardlascar.com